Exhibit 1.1
APPLIED DIGITAL CORPORATION
Offering of $50,000,000 Series E Preferred Shares
DEALER MANAGER AGREEMENT
Dated: May 16, 2024
Preferred Capital Securities, LLC
3290 Northside Parkway, NW
Suite 800
Atlanta, Georgia 30327
Ladies and Gentlemen:
Applied Digital Corporation (NASDAQ:APLD) (the “Company”), will offer to investors deemed suitable pursuant to the standards set forth in FINRA Rule 2111 through a registered ongoing offering (the “Offering”) of Series E Redeemable Preferred Stock in the Company (the “Shares”) to be offered and sold on the terms and conditions set forth in the Company’s registration statement on Form S-3 (Reg. No. 333-279155) and prospectus supplements filed with the Securities and Exchange Commission (the “SEC”), as the same may be amended or supplemented (the “Registration Statement”). However, subject to the notice requirements set forth in Section 4.13, the Company reserves the right to conduct other offerings registered or exempt from registration with the SEC.
The Company hereby appoints Preferred Capital Securities, LLC, a Georgia limited liability company (the “Dealer Manager”), as its agent and exclusive distributor during the Subscription Period (as defined below) for the purpose of finding, on a best efforts basis, purchasers for the Shares for cash through such broker-dealers or registered investment advisors that agree with the Dealer Manager to participate in the Offering (individually, a “Financial Intermediary” and collectively, the “Financial Intermediaries”), all of which shall be members of either the Financial Industry Regulatory Authority, Inc. (“FINRA”), or registered as investment advisors with the SEC or state regulatory authorities, as appropriate, as evidenced by the execution of a Financial Intermediary Agreement (the “Financial Intermediary Agreement”) between each Financial Intermediary and the Dealer Manager. The Financial Intermediary Agreements shall include agreements with FINRA registered broker-dealers (the “Selected Dealer Agreements”), as well as Select Registered Investment Advisor Agreements with SEC and/or state registered investment advisors (the “RIA Agreements”). The Dealer Manager may also arrange for the sale of Shares for cash directly to its own clients and customers as well as friends and family members at the offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby agrees to use its best efforts to find Financial Intermediaries to offer and sell, or recommend, Shares on said terms and conditions during the Subscription Period (as defined below).
The term “Subscription Period” shall mean that period during which Shares may be offered for sale, commencing on the date of this Agreement until the Offering is terminated as provided in the Prospectus and this Agreement. Upon termination of the Subscription Period for the Offering, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as otherwise set forth in this Agreement.

In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:
1.Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager with respect to its Registration Statement, Prospectus and Offering, that, as of the date hereof and thereafter with respect to representations and warranties which by their terms apply to subsequent periods.
1.1.A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the sale of the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.
1.2.As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
1.3.No order suspending the Company’s Offering in any jurisdiction has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened or contemplated.
1.4.The Company intends to use the funds received from the sale of its Shares as set forth in its Prospectus.
1.5.The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada.

1.6.The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Company has duly authorized, executed and delivered this Agreement.
1.7.This Agreement, when executed by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.
1.8.The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any certificate of formation, operating agreement, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company.
1.9.No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the FINRA, or applicable state securities laws.
1.10.The Company’s Shares have been duly authorized and, upon payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.
1.11.The Company is not and, after giving effect to the offering and sale of its Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
1.12.The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. To the extent required by any applicable law, any accounting firm that certifies the Company’s financial statements, including the financial statements of any subsidiary of the Company, will be independent.
2.Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that, as of the date hereof, and thereafter with respect to representations and warranties which by their terms apply to subsequent periods:
2.1.The Dealer Manager is, and during the term of this Agreement will be, a member of FINRA in good standing and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the securities laws of the states where the Dealer Manager is required to be registered to conduct its activities under this Agreement. The Dealer Manager and its employees and representatives possess all required licenses and registrations to act under this Agreement.

The Dealer Manager will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other applicable federal securities laws as may from time to time be in effect, state securities laws and the rules of FINRA, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2231 (Customer Account Statements), and 5110 (Corporate Financing Rule – Underwriting Terms and Arrangements). Each Financial Intermediary and each salesperson acting on behalf of the Dealer Manager or a Financial Intermediary will be a broker-dealer registered and in good standing with FINRA and registered with the SEC or be an investment advisor registered with the SEC or state regulatory authority, as appropriate, and be duly licensed by each state regulatory authority in each jurisdiction in which it or he will offer and sell Shares in the Company.
2.2.The Dealer Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Georgia, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.
2.3.This Agreement, when executed by the Dealer Manager, will be a valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.
2.4.The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any certificate of formation, operating agreement, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager.
2.5.No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement.
2.6.The information under the caption “Plan of Distribution” in the Prospectus, to the extent it was furnished to the Company by the Dealer Manager in writing expressly for use in the Prospectus does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
3.1.It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of its Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. In connection with the Offering, the Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request of:
(a)the Prospectus in preliminary and final form and every form of supplemental or amended prospectus related to the Offering;
(b)this Agreement; and
(c)any printed investor sales literature or broker-dealer and registered investment advisor use only marketing materials (provided that the use of said investor sales literature and broker-dealer use only marketing materials have first been approved for use by the Company and all appropriate regulatory agencies).
3.2.It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.
3.3.It will:
(a)use its best efforts to cause the Registration Statement to remain effective;
(b)furnish copies of any proposed amendment or supplement to the Registration Statement or Prospectus to the Dealer Manager;
(c)file every amendment or supplement to the Registration Statement or Prospectus that may be required to be filed by the SEC; and
(d)if at any time the SEC shall issue any order or take other action to suspend or enjoin the sale of its Shares, promptly notify the Dealer Manager and will use its best efforts to obtain the lifting of such order or to prevent such other action at the earliest possible time.
3.4.If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will promptly effect the preparation of an amended or supplemental Prospectus that will correct such statement or omission.

3.5.It will deliver to the Dealer Manager copies of any reports delivered to the holders of Shares (“Shareholders”) at the time that such reports are furnished to the Shareholders, and such other information concerning the Company as the Dealer Manager may reasonably request from time to time; provided, however, that the Company has no obligation to deliver copies of any reports delivered to Shareholders to the Dealer

Manager if such reports are publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).
3.6.Reserved.
3.7.In order to use electronic signatures, the Company will not condition participation in the Offering on the use of electronic signatures.
3.8.The Company agrees that it will reasonably cooperate with the Dealer Manager’s due diligence related informational requests that may come up from time to time to help facilitate the Dealer Manager’s compliance with its due diligence obligations, which may include documentation enabling the Dealer Manager to confirm the Company’s uses of capital raised pursuant to the Share offering (such requests of which may be made directly by the Dealer Manager or indirectly through outside securities counsel engaged for the specific purpose of conducting due diligence on behalf of the Dealer Manager and other selling group members).
4.Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:
4.1.In connection with the offer and sale of the Shares of the Company, the Dealer Manager will comply with all requirements imposed upon it by federal regulations applicable to the Offering, the sale of the Shares or its activities pursuant to this Agreement and by all applicable state securities laws and regulations, by applicable rules of FINRA, as from time to time in effect, and by this Agreement.
4.2.In the event the Dealer Manager facilitates a purchase of the Shares to a potential investor, the Dealer Manager shall have reasonable grounds to believe, on the basis of the information obtained from the potential investor or their financial advisor or professional concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager or an associated person, that the prospective investor meets the suitability requirements set forth in the Prospectus and as required by FINRA, including, without limitation, the suitability requirements of FINRA Rule 2111; and
The Dealer Manager agrees that it will retain in its records and make available to the Company for a period of at least six (6) years following the termination of the Offering, information disclosing the basis upon which the above determination of suitability was reached as to each investor who purchases Shares directly through the Dealer Manager acting as a Participating Dealer. For the avoidance of doubt, if the Dealer Manager is not directly offering the Shares to a prospective investor in connection with a retail sale by the Dealer Manager, then there is a Financial Intermediary that is recommending the purchase of the Shares, which Financial Intermediary will be governed by its Financial Intermediary Agreement with the Dealer Manager.
4.3.The Dealer Manager agrees that it will not give any information or make any representations other than those contained in the Prospectus and in any investor sales literature furnished to the Dealer Manager by the Company which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the

Offering (“Authorized Sales Materials”). The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any Financial Intermediary that has not entered into a Financial Intermediary Agreement, or to any representatives or other associated persons of such a broker-dealer or registered investment adviser, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public, and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Financial Intermediaries pursuant to the Financial Intermediary Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. The Dealer Manager, in its agreements with Selected Dealers, will include requirements and obligations of the Selected Dealers similar to those imposed upon the Dealer Manager pursuant to this section.
4.4.The Dealer Manager will provide the Company with such information relating to the offer and sale of the Company’s Shares by it and the Financial Intermediaries as the Company may from time-to-time reasonably request or as may be requested to enable the Company to prepare such reports of sale of its Shares as may be required to be filed under applicable securities laws.
4.5.All engagements of the Financial Intermediaries will be evidenced by a Financial Intermediary Agreement. When Financial Intermediaries are used in this Offering, the Dealer Manager will use its best efforts to cause such Financial Intermediaries to comply with all their respective obligations pursuant to the Financial Intermediary Agreement.
4.6.The Dealer Manager or the Financial Intermediaries will provide each prospective investor with a copy of the Prospectus and any amendments or supplements thereto during the course of the Offering and prior to the sale of Shares to such investor. The Company may also provide the Dealer Manager with Authorized Sales Materials to be delivered by the Dealer Manager and the Financial Intermediaries to prospective investors in connection with the solicitation of purchasers of the Shares.
4.7.The Dealer Manager will comply in all material respects with the subscription procedures, and the “Plan of Distribution” section set forth in the Prospectus; provided that any modification thereto shall be reasonably acceptable to the Dealer Manager.
4.8.The Dealer Manager agrees to be bound by the terms of an escrow agreement related to each Offering among a bank or other provider selected by the Company, as escrow agent (the “Escrow Agent”), the Dealer Manager and the Company, in a form reasonably acceptable to the parties thereto, as such agreement may be amended from time to time (the “Escrow Agreement”).
4.9.The Dealer Manager shall not execute any transaction in which an investor invests in Shares in a discretionary account without the prior written approval of the transaction by the investor, or the acknowledgement or representation by a financial advisor representing the investor of having the written discretionary authority to conduct the transaction.
4.10.The Dealer Manager shall promptly notify the Company in writing of any reduction in the number of its wholesaling staff; provided that the failure to provide any such notice promptly shall not of itself constitute a default hereunder.
4.11.In order to use electronic delivery of the offering documents, the Dealer Manager will obtain the form of consent to electronic delivery attached as Exhibit A signed by each prospective investor.
4.12.In order to use electronic signatures, the Dealer Manager will:
(a)retain electronically signed documents in compliance with applicable laws and regulations;
(b)not condition participation in the Offering on the use of electronic signatures; and
(c)comply with Sections I(A)1 (b) – I, I(A)2 (d), I(B)2, and I(C), (E), (G), (H), (I), and (J) of the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic
4.13.The Dealer Manager shall, and shall cause all Financial Intermediaries to, cease closing deals of the Company’s Shares (a) on March 15, July 15, September 15 and December 15 of each year and will not resume until two (2) full trading days have elapsed after the public release of the Company’s earnings for the last completed fiscal quarter and (b) at any other time if and when the Company notifies the Dealer Manager in writing to cease making such offerings or closing deals and will not resume until the Company notifies the Dealer Manager in writing that such offerings or closings may resume.
5.Compensation of Dealer Manager.
5.1.As compensation for the services rendered under this Agreement by the Dealer Manager, except as may be provided otherwise in its Prospectus, the Company agrees that it will pay to the Dealer Manager a dealer manager fee of 2.0% of the Stated Value for the Series E Preferred Stock sold in the Offering (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers, as described more fully in the Financial Intermediary Agreement entered into with such Financial Intermediaries (as payment of a marketing fee to any Financial Intermediary or otherwise as provided in the Prospectus). Except as may be provided otherwise in the Prospectus, the reallowance, if any, of all or any portion of the Dealer Manager Fee shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to:
(a)the volume of sales estimated to be made by the selected dealer; or
(b)the selected dealer’s agreement to provide one or more of the following services:
(i)providing internal marketing support personnel and marketing communications vehicles to assist the Dealer Manager in our promotion;

(ii)responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status, and the markets in which we have invested;
(iii)assisting investors with redemptions; or
(iv)providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.
Notwithstanding anything set forth in this Section 5.1, no reallowance for any reason shall increase the Dealer Manager Fee above 2% of the Stated Value of Shares sold in the Offering or cause the Company to pay any amount additional to the Dealer Manager Fee.
5.2.In addition to the compensation described in Section 5.1 above, as compensation for the services rendered in the Participating Dealer Agreements, except as may be provided otherwise in the Prospectus, the Company agrees that it will pay to the Dealer Manager a selling commission of up to 6.0% of the Stated Value of the Series E Preferred Stock sold in the Offering.
Each Selected Dealer, in its sole discretion, may waive part or all of its selling commissions with respect to a sale of Shares, provided that such Selected Dealer and its registered representative making the sale have provided at least five (5) days’ advance written notice to the Company or the Dealer Manager, which party will then have the obligation to notify the other party of such waiver and the details thereof and the selling commission and other compensation otherwise payable by the Company to the Dealer Manager hereunder shall be correspondingly reduced or eliminated.
No selling commissions or Dealer Manager Fees will be paid in connection with Shares sold to the Company’s Manager, its management and their family Shareholders, employees and their family Shareholders and the Manager’s other affiliates. Any other discounts in which selling commissions and/or Dealer Manager Fees may not be paid in an offering shall be described in the “Plan of Distribution” section of the Plan of Distribution for each offering subject to this Agreement.
The Dealer Manager shall be paid the Dealer Manager Fee, selling commission, and other compensation as earned, until the Offering terms terminate. All remaining Dealer Manager Fees, selling commissions, and other compensation shall be paid to the Dealer Manager no later than fourteen (14) business days after the Offering terminates.
The Company reserves the right, in its reasonable discretion, to refuse to accept any or all subscriptions for Shares tendered by the Dealer Manager or the Participating Dealers.
The Company will not be liable or responsible to any Financial Intermediary for direct payment of commissions or any other compensation to such Financial Intermediary, it being the sole and exclusive responsibility of the Dealer Manager to pay commissions and all other compensation to the Financial Intermediaries.

In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Financial Intermediaries participating in the offering, including but not limited to, selling commissions, the Dealer Manager Fee, non-cash compensation, and other forms of underwriting compensation set forth in the Prospectus exceed eight percent (8%) of the gross offering proceeds from the Offering in the Aggregate.
In addition to any payments to the Dealer Manager pursuant to this section, the Company shall reimburse the Dealer Manager or any Financial Intermediary for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Financial Intermediary to the extent permitted pursuant to FINRA rules, which shall be considered underwriting compensation subject to the eight percent cap.
5.3.Notwithstanding anything to the contrary contained herein, in the event that the Company pays any commission or other compensation to the Dealer Manager for the sale by a Financial Intermediary of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of Dealer Manager Fees, selling commissions and other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the amount of compensation previously paid by the Company to the Dealer Manager with respect to the Shares as to which the subscription is rescinded. In the event that no compensation is due to the Dealer Manager within thirty (30) days after such rescission occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.
5.4.Conference fees and expenses related to the education and marketing of the Offering must be approved in writing by the Company prior to the incurrence of such expense by the Dealer Manager.
5.5.The Company, the Dealer Manager, a participating financial intermediary and/or broker dealer may incur other costs and expenses that are considered underwriting compensation (“Other Expenses”) associated with the sale, or the facilitation of the marketing, of Series E Preferred Stock. These expenses may include:
(a)travel and entertainment expenses, including those of the wholesalers;
(b)expenses incurred in coordinating broker-dealer seminars and meetings;
(c)certain wholesaling activities and wholesaling expense reimbursements paid by the Dealer Manager or its affiliates to other entities;
(d)the national and regional sales conferences of Selected Dealers;
(e)training and education meetings for registered representatives of the Selected Dealers;
(f)certain legal expenses;

(g)technology fees;
(h)reasonable out-of-pocket due diligence expenses provided that such expenses are detailed on an itemized invoice; and
(i)permissible forms of non-cash compensation to registered representatives of Selected Dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).
Other Expenses are considered underwriting compensation and will be reimbursed by the Company or, if incurred by the Dealer Manager, the corresponding payments of the Dealer Manager Fee may be reduced by the aggregate value of such compensation. However, in no event will all forms of underwriting compensation in this offering exceed 8% of gross offering proceeds.
5.6.The Company will pay Offering Expenses, which are not considered underwriting compensation under FINRA Rule 5110, directly or by reimbursing the Dealer Manager and/or a participating financial for Offering Expenses in an amount which, in the aggregate, will not exceed the greater of (a) $700,000 or (b) 3.5% of the gross proceeds of the Offering (the “Maximum Other Expenses”). The Company will not pay or reimburse Other Expenses in excess of the then applicable Maximum Other Expenses without advance approval by the Company’s Board. Offering Expenses include the following:
(a)expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Series E Preferred Stock under federal and state laws, including taxes and fees and reasonable accountants’ and attorneys’ fees;
(b)expenses for printing and amending the Registration Statement or supplementing the Prospectus;
(c)mailing and distributing costs;
(d)all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us);
(e)charges of transfer agents, registrars and experts and fees;
(f)expenses in connection with non-offering issuer support services relating to the Series E Preferred Stock; and
(g)expenses for establishing servicing arrangements for new shareholder accounts.
5.7.Subject to the limitations described above, the Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with:
(a)the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment);
(b)the preparation, issuance and delivery of certificates, if any, for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares;
(c)all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors;
(d)the determination of the Shares eligibility for sale or an exemption under state law and the printing and furnishing of copies of blue sky surveys if any;
(e)the filing fees in connection with filing for review by FINRA, if required, of all necessary documents and information relating to the Offering and the Shares;
(f)the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement;
(g)all costs and expenses incident to the travel and accommodation of officers of the Company, in making road show presentations and presentations to Financial Intermediaries and other broker-dealers and financial advisors with respect to the offering of the Shares; and
(h)the performance of the Company’s other obligations hereunder.
6.Indemnification.
6.1.With respect to the Offering of its Shares, the Company will indemnify and hold harmless the Financial Intermediaries and the Dealer Manager, their officers and directors and each person, if any, who controls such Financial Intermediary or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon:
(a)any untrue statement or alleged untrue statement of a material fact contained:
(i)in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or any amendment or supplement thereto;

(ii)in any Authorized Sales Materials; or
(iii)in any securities filing or other document executed by the Company or on its behalf specifically for the purpose of qualifying the Offering for exemption from the registration requirements of the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Securities Application”);
(b)the omission or alleged omission to state in the Registration Statement, Prospectus, or any amendment or supplement thereto, the investor sales literature, the broker-dealer and investment advisor use only marketing materials, or in any Securities Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(c)the Company’s violation of the federal or state securities laws;
(d)any electronic signatures and/or stamped signatures in any form which have been directly used by or obtained by the Dealer Manager with respect to this Agreement or in any Financial Intermediary Agreement related to the Offering; or
(e)the Company’s breach of any of its representations, agreements, covenants or warranties contained in this Agreement, except as provided otherwise in Section 11.2.
The Company will reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person, in connection with investigating or defending such Loss, expense or action as such expenses are incurred.
Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager, or to the Company by or on behalf of any Financial Intermediary through the Dealer Manager, specifically for use in the preparation of the Registration Statement or Prospectus or any such amendment or supplement thereto, or any such investor sales literature, broker-dealer use only marketing materials, or Securities Application.
6.2.With respect to the Offering of the Company’s Shares, the Dealer Manager will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, including without limitation, the Company’s officers and directors (each a “Dealer Manager Indemnified Person”), from and against any Losses to which any Dealer Manager Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon:

(a)any untrue statement or alleged untrue statement of a material fact contained:
(i)in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or any amendment or supplement thereto;
(ii)in any Authorized Sales Materials; or
(iii)in any Securities Application; or
(b)the omission to state in the Registration Statement, Prospectus, or any amendment or supplement thereto, or in the investor sales literature, or in the broker-dealer and investment advisor use only marketing materials, or in any Securities Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
in the case of each of clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or Prospectus or any amendments or supplements thereto, the investor sales literature, the broker-dealer and investment advisor use only marketing materials, or any such Securities Application; or
(c)any unauthorized use of the Authorized Sales Materials or the use of any written material that is not Authorized Sales Materials or verbal representations concerning the Shares or the Offering by the Dealer Manager; or
(d)any unlawful solicitation of purchasers by the Dealer Manager in violation of the requirements for exemption of the Offering from the registration requirements of the Securities Act and applicable state securities laws, including the discussion of, or other use of, the registration statement of any securities registered by the Company or its affiliates under the Securities Act to solicit prospective investors in the Company’s Offering; or
(e)any electronic signatures and/or stamped signatures in any form which have been used, obtained or relied upon by the Dealer Manager with respect to this Agreement, or any subscription agreement; or
(f)the Dealer Manager’s breach of any of its representations, agreements, covenants or warranties contained in this Agreement, except as provided otherwise in Section 11.2.
The Dealer Manager will reimburse each Dealer Manager Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action.

6.3.With respect to the Offering of the Company’s Shares, each Financial Intermediary will, and the Dealer Manager will cause each Financial Intermediary to, severally indemnify and hold harmless the Company, the Dealer Manager and its directors, and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Financial Intermediary Indemnified Person”) from and against any Losses to which a Financial Intermediary Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon:
(a)any untrue statement or alleged untrue statement of a material fact contained:
(i)in the Registration Statement, the Prospectus, any preliminary prospectus used prior to the effective date of the Registration Statement, or any post-effective amendment or any amendment or supplement thereto;
(ii)in any Authorized Sales Materials; or
(iii)in any Securities Application; or
(b)the omission or alleged omission to state in the Registration Statement, Prospectus, or any amendment or supplement thereto, or in the investor sales literature, or in the broker-dealer and investment advisor use only marketing materials a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
in the case of each of clauses (a) and (b), above, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Financial Intermediary specifically for use with reference to such Financial Intermediary in the preparation of the Registration Statement, Prospectus, or any amendments or supplements thereto, the investor sales literature, the broker-dealer and investment advisor use only marketing materials; or
(c)any unauthorized use of the Authorized Sales Materials, the investor sales literature, broker-dealer and investment advisor use only marketing materials or any written material that is not Authorized Sales Materials or verbal representations concerning the Shares or the Offering by such Financial Intermediary or Participating Dealer’s representatives or agents in violation of the Financial Intermediary Agreement or otherwise; or
(d)any unlawful solicitation of purchasers by the Financial Intermediary or Participating Dealer’s representatives or agents in violation of the requirements for exemption of the Offering from the registration requirements of the Securities Act, including but not limited to the discussion of, or other use of, any registration statement for an offering of the Company’s securities that has been registered as a public offering under the Securities Act for the solicitation of any investor in the Company’s Offering or by any other means of solicitation in violation of the Selected Dealer Agreement or the Selected Registered Investment Advisor Agreement;
(e)any electronic signatures and/or stamped signatures in any form which have been used, obtained or relied upon by the Financial Intermediary with respect to this Agreement, the applicable Financial Intermediary Agreement, or any subscription agreement; or
(f)the Participating Dealer’s breach of any of its representations, agreements, covenants or warranties contained in its Financial Intermediary Agreement with the Dealer Manager.
Each such Financial Intermediary will reimburse each Financial Intermediary Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, expense or action. This indemnity agreement will be in addition to any liability that such Financial Intermediary may otherwise have. The Dealer Manager shall, in its agreement with the Financial Intermediaries, cause the Financial Intermediaries to comply with the terms of this Section 6.3.
6.4.Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof.
The failure of an indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Section 6.
In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.
6.5.The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar or related claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
6.6.If the indemnity agreements contained in this Section 6 are for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses and expenses incurred by such indemnified party, as incurred:
(a)in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager and/or Financial Intermediary on the other hand from the Offering of the Shares; or
(b)if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company on the one hand and of the Dealer Manager or Financial Intermediary on the other hand in connection with the statements or omissions which resulted in such losses, expenses or actions, as well as any other relevant equitable considerations.
The relative benefits received by the Dealer Manager on the one hand and the Company on the other hand shall be deemed to be in the same proportion as the total net proceeds from sales of Shares received by the Dealer Manager and the Company (after deducting any amounts payable to the Dealer Manager) bear to the total discounts, commissions and other compensation received by the Dealer Manager.
7.Survival of Provisions.
7.1.The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of:
(a)any investigation made by or on behalf of the Dealer Manager or any Financial Intermediary or any person controlling the Dealer Manager or any Financial Intermediary or by or on behalf of the Company or any person controlling the Company; and
(b)the acceptance of any payment for the Shares.

7.2.The obligations of the Company to pay the Dealer Manager pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement, and the provisions of Sections 6 through 10 and Sections 12 and 18 of this Agreement shall survive the termination of this Agreement.
8.Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Nevada. Any legal action or proceeding with respect to this Agreement shall be brought in the state or federal courts of the State of Nevada. The party that is unsuccessful in any legal action or proceeding shall bear all legal fees and related out-of-pocket expenses of the prevailing party.
9.Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement. A facsimile or .pdf signature, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), shall constitute an original signature for all purposes.
10.Successors and Amendment.
10.1.No party shall assign this Agreement without the prior written consent of the other party; provided that a party may assign this Agreement without the consent of the other party to any affiliate of the assigning party with the legal authority and operational ability to satisfy the obligations of the assigning party under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.
10.2.This Agreement may be amended by the written agreement of the Dealer Manager and the Company.
11.Term.
11.1.This Agreement shall commence as of the date hereof and, except as otherwise provided in Section 7 above, shall expire with respect to the Company’s Offering under this Agreement upon the on the one-year anniversary of the date hereof, unless sooner terminated hereunder.
11.2.Any party to this Agreement shall have the right to terminate this Agreement, except as otherwise provided in Section 7 above, upon notice to the other party in the event that such other party shall have materially failed to comply with any of the material provisions of this Agreement to be performed on its part or any of the representations, warranties, covenants or agreements of such other party herein contained shall not have been materially complied with or satisfied within the times specified and such noncompliance is not cured within thirty (30) days upon receipt of notice. Any notice delivered pursuant to this Section 11.2 shall be in writing and shall state in reasonable detail the basis upon which it is being delivered.

11.3.Upon the expiration or termination of the Company’s Offering under this Agreement, in addition to any other obligations of the Dealer Manager during the Subscription Period that survive the expiration or termination of this Agreement for that Offering, as provided in Section 7 above:
(a)the Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering during the remaining Subscription Period, if any, to a party designated by the Company; and
(b)the Company shall pay to the Dealer Manager all commissions, fees and other compensation to which the Dealer Manager is or becomes entitled under Section 5 of this Agreement at such time or times as such commissions, fees and other compensation would otherwise have become payable under Section 5 of this Agreement.
12.Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Financial Intermediaries and the Dealer Manager all orders for the purchase of Shares accepted by the Company. If applicable, such confirmations will comply with the rules of the SEC and FINRA.
13.Suitability of Investors; Compliance with Privacy and Anti-Money Laundering Regulations.
13.1.The Dealer Manager will offer Shares, and in its agreement with each Financial Intermediary will require that the Financial Intermediaries offer or recommend Shares, only to persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with the Financial Intermediaries, the Dealer Manager will require that the Financial Intermediaries comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including applicable FINRA Rules.
The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering, the Dealer Manager and each person associated with the Dealer Manager that makes such recommendation shall have, and each Financial Intermediary in its Financial Intermediary Agreement shall agree, with respect to investors to whom it makes such recommendations, that it has a reasonable basis to believe such recommendation is suitable for the customer. The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering (and each Financial Intermediary in its Financial Intermediary Agreement shall agree, with respect to investors to whom it makes such recommendations) it will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance and other pertinent information. The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Offering (and each Financial Intermediary in its

Financial Intermediary Agreement shall agree, with respect to Investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager (or the Financial Intermediary, as applicable) documents disclosing the basis upon which the determination of suitability was reached as to each investor.
In making the determinations as to financial qualifications and as to suitability, the Dealer Manager and Financial Intermediaries may rely on (A) representations from investment advisers who are not affiliated with a Selected Dealer, and banks acting as trustees or fiduciaries, and (B) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Financial Intermediary, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Financial Intermediary shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.
13.2.“Confidential Information” means all information provided by a party to this Agreement that is the disclosing party (the “Discloser”) to the other party to this Agreement that is the receiving party (the “Recipient”) that is proprietary and/or non-public related to the past, present and future business activities of the Discloser, its affiliates and agents, including, without limitation, all information related to:
(a)a party’s employees, customers, and third-party contractors;
(b)a party’s operational and business proposals and plans, pricing, financial results and information, methods, processes, code, data, lists (including customer lists), inventions, apparatus, statistics, programs, research, development, information technology, network designs, passwords, sign-on codes, and usage data;
(c)the terms and existence of this Agreement;
(d)all Personal Information (as defined below); and
(e)any other information that is designated as confidential by the Discloser.
All of the Discloser’s Confidential Information, including any derivative works thereof, is, and shall remain, proprietary to the Discloser.
“Personal Information” means all contact information of a person or entity provided by the Discloser to the other party, such as addresses, telephone numbers, information regarding the person’s gender, age, social security number, account numbers, financial and health information, Identifying Information (as defined below), and any information regarding any person's/entity's relationship to the Discloser.
“Identifying Information” means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including without limitation, any name, social security number, date of birth, state of residence or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number; unique biometric data, such as fingerprint, voice print, retina scan or iris image, or other unique physical characteristic; unique electronic identification number, address, or routing code; or telecommunication identifying information or access device, as well as any consumer information within the definition of “nonpublic personal information” as set forth in Article V of the Gramm- Leach-Bliley Act (15 USC 6801 et seq.) and the rules and regulations adopted pursuant thereto, as amended from time to time.
13.3.Exceptions. Other than Personal Information, Confidential Information does not include information that is or was, at the time of the disclosure:
(a)generally known or available to the public;
(b)received by the Recipient from a third-party;
(c)already in the Recipient’s possession prior to the date of receipt from the Discloser; or
(d)independently developed by the Recipient;
provided in each case that such foregoing information was not delivered to or obtained by the Recipient as a result of any breach of this Agreement, applicable law or any contractual or fiduciary obligation owed to Discloser known to the Recipient.
The Recipient also may disclose the Discloser’s Confidential Information to the extent such disclosure is required by law, provided that the Discloser is given prompt notice of the disclosure requirement, to the extent practicable, so that the Discloser has an opportunity to petition for protective concealment of, or oppose, the disclosure.
13.4.At all times the Recipient shall:
(a)use the same standard of care to protect the Confidential Information it uses to protect its own confidential information of a similar nature, but not less than a commercially reasonable standard of care;
(b)not use the Discloser’s Confidential Information other than as necessary to perform its obligations under this Agreement;
(c)not disclose, or distribute, or disseminate the Confidential Information to any third party; and
(d)disclose the Discloser’s Confidential Information to its agents and or affiliates on a “need to know” basis only, provided that the Recipient requires each of its affiliates and agents to be bound by obligations of the confidentiality and restrictions against disclosure of the Disclosure’s Confidential Information at least as restrictive as those contained in this Agreement.
13.5.In addition to its obligations in Section 13.4 above, each party has implemented and shall maintain, and shall require all third parties to whom it discloses Confidential to implement and maintain, an effective information security program to protect the

Confidential Information from disclosure that is not specifically authorized pursuant to this Agreement, including, without limitation, encrypting such information using commercially reasonable encryption technology. The security program shall be designed to:
(a)ensure the security and confidentiality of Confidential Information;
(b)include reasonable policies and procedures designed to identify and detect patterns, practices, or specific activities that indicate the possible existence of identity theft, and prevent, and mitigate the risk thereof;
(c)protect against any anticipated threats or hazards to the security or integrity of Confidential Information including, without limitation, the risk of identity theft; and
(d)protect against any unauthorized access to, or use of Confidential Information, including, without limitation, identifying and detecting any patterns, practices, or specific activities indicating the possibility of identity theft.
13.6.The Recipient shall, upon Discloser’s written request, promptly provide the Discloser detailed information regarding any failure or breach of such security program involving Confidential Information provided the Recipient by the Discloser pursuant to this Agreement, including how and when such failure or breach occurred, and what actions have been or are being taken to remedy such failure or breach.
(a)Each party shall defend, indemnify and hold harmless the other party for any third party claims that arise from relating to or arising out of any breach or alleged breach of its obligations under this Section (including any loss, cost of damage arising from the failure to notify and timely cooperate with any notice requirement) in accordance with the terms of the indemnification provided for through this Agreement.
(b)If a party knows of any disclosure or loss of, or inability to account for, or any incident relating to unauthorized access to or acquisition of, any of Confidential Information of the other party under this Section, the party must notify the other party promptly and at its costs take the following actions:
(i)promptly notify the other party in writing of the discovery of such disclosure, loss or incident, to the extent practicable, otherwise as soon as possible;
(ii)take all actions as may be necessary or reasonably requested to minimize the problem; and
(iii)cooperate with the other party in all reasonable respects to notify affected individuals and minimize any resulting damage.

13.7.Limited Disclosure. The Recipient shall not disclose Confidential Information to any third- party or use any Confidential Information, except as permitted by law, and then only to the extent necessary to carry out its obligations under this Agreement.
13.8.The parties acknowledge that the Dealer Manager will not share Confidential Information of the Company that it has received in connection with the Offering with the Fiduciary Intermediaries unless such Fiduciary Intermediaries (i) have been made aware of the Dealer Manager’s obligations under this Section 13 and (ii) have agreed to be obligated to the Dealer Manager, for the benefit of the Company, in the same manner as the Dealer Manager is obligated hereunder.
14.Anti-Money Laundering Provision.
14.1.The Dealer Manager represents to the Company that:
(a)it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Securities Exchange Act of 1934 Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”), and together with the USA PATRIOT Act, the “AML Rules,” reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and it hereby covenants to remain in compliance with those requirements and shall, on request by the Company, provide a certification that, as of the date of the certification;
(b)the Dealer Manager’s AML Program is consistent with the AML Rules; and
(c)the Dealer Manager is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.
14.2.Further, in accordance with the USA PATRIOT Act, the Dealer Manager agrees that the Shares may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is:
(a)a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

(b)acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
(c)within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
(d)subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
(e)designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.
15.Submission of Orders.
15.1.The Company will sell Shares using two closing services provided by The Depository Trust Company (“DTC”). The first service is DTC closing (“DTC Settlement”), and the second service is Direct Registration Service (“DRS Settlement”). A sale of a Share shall be deemed by the Company to be completed if and only if (i) the Company has received payment of the full purchase price of each purchased Share, from an investor who satisfies the minimum purchase requirements set forth in the Registration Statement as determined by the Financial Intermediary, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and, if using DRS Settlement, a properly completed and executed subscription agreement, and (iii) the Company has instructed the issuance of purchased Shares. In addition, no sale of Shares shall be completed until after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or Dealer Manager Fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected. Further, the Company has the sole right, which it may delegate to the Dealer Manager, to determine and change without notice to the Dealer Manager or Financial Intermediary: (i) the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing to the Financial Intermediary; (ii) to limit the total amount of Series E Preferred Stock sold or recommended by all Financial Intermediaries per closing; and (iii) to limit the total number of shares of Series E Preferred Stock sold or recommended by the Financial Intermediary.
15.2.Subscriptions using DRS Settlement will be submitted by the Dealer Manager and each Participating Broker-Dealer to the Company only on the subscription agreement, a form of which has been filed with the Commission by the Company. The Dealer Manager understands and acknowledges, and each Financial Intermediary shall acknowledge if using DRS Settlement, that the subscription agreement must be executed and initialed by the subscriber as provided for by the subscription agreement.
15.3.Those persons who purchase Shares using DRS Settlement will be instructed by the Dealer Manager or the Financial Intermediary to make their checks payable as provided in the Prospectus and subscription agreement for the Offering of Shares in the Company. The Dealer Manager and any Financial Intermediary receiving a check that does not conform to the instructions in the Prospectus and subscription agreement shall promptly return such check directly to such subscriber. Checks received by the Dealer Manager or Financial Intermediary which conform to the instructions in the Prospectus and subscription agreement shall be transmitted for deposit pursuant to one of the methods described in this Section 15.
15.4.In connection with DRS Settlement, if the Financial Intermediary conducts its internal supervisory review procedures at the same location at which subscription documents and checks are initially received by the Financial Intermediary from subscribers, then:
(a)by the end of the next business day following receipt by the Participating Dealer, the Financial Intermediary will transmit the subscription documents including the subscription agreements, executed and initialed by the subscriber as provided for in the Prospectus, and the checks to the Dealer Manager or directly to the Escrow Agent; and
(b)by the end of the next business day following the Dealer Manager’s receipt of the subscription documents and checks, if the checks did not go directly to the Escrow Agent, the Dealer Manager will transmit the checks to the Escrow Agent.
15.5.If pursuant to the Participating Dealer’s internal supervisory procedures, the Financial Intermediary conducts its final internal supervisory review procedures at a different location (the “Final Review Office”) then:
(a)the subscription documents, including the subscription agreements, executed and initialed by the subscriber as provided for in the Prospectus, and checks will be transmitted by the Financial Intermediary to the Final Review Office by the end of the next business day following receipt by the Participating Dealer;
(b)the Final Review Office will in turn by the end of the next business day following their receipt by the Final Review Office, transmit the subscription documents, including the subscription agreements, executed and initialed by the subscriber as provided for in the Prospectus, and the checks to the Dealer Manager or directly to the Escrow Agent; and

(c)by the end of the next business day following the Dealer Manager’s receipt of the subscription documents and checks, if the checks did not go directly to the Escrow Agent, the Dealer Manager will transmit the checks and copies of the executed subscription agreements to the Escrow Agent, and copies of the checks and the original subscription documents, including the subscription agreements, executed and initialed by the subscriber as provided for in the Prospectus, to the Company.
15.6.Checks and the original subscription agreements of rejected potential investors will be promptly returned to such rejected investors within ten (10) business days from the date of rejection.
16.Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given the intent manifested by the portion held invalid or inoperative.
17.Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.
18.Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:
(a)when delivered personally or by commercial messenger;
(b)one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery;
(c)when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder;
in each case above provided such communication is addressed to the intended recipient thereof as set forth below:
If to the Company/Manager:    Applied Digital Corporation
3811 Turtle Creek Blvd., Suite 2100
Dallas, TX 75219
Attention: Mr. Saidal Mohmand
If to the Dealer Manager:    Preferred Capital Securities, LLC
3290 Northside Parkway NW, Suite 800
Atlanta, GA 30327
Attention: Mr. Jeff Smith
19.Delay. Except as expressly provided otherwise in this Agreement, neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.
20.No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Dealer Manager as a broker-dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Prospectus or this Agreement.
21.The Parties and No Third-Party Beneficiaries. The parties to this Agreement are the Dealer Manager and the Company. Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall, by virtue of any provision of this Agreement, have a right of action or an enforceable remedy against either party to this Agreement.
22.Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
[Signatures Appear on Next Page]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.
Very truly yours,
Applied Digital Corporation

By: /s/ David Rench
Name: David Rench
Title: Chief Financial Officer

Accepted and agreed as of the date first above written:
PREFERRED CAPITAL SECURITIES, LLC

By: /s/ Jeff Smith
Name: Jeff Smith
Title: Chief Executive Officer

[Signature Page to Dealer Manager Agreement]